UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 7, 2008

GENTA INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-19635 (Commission File Number)	33-0326866 (I.R.S. Employer Identification No.)

200 Connell Drive Berkeley Heights, NJ (Address of Principal Executive Offices)	07922 (Zip Code)

(908) 286-9800
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Genta Incorporated (the “Company”) received a staff determination letter from The NASDAQ Stock Market (“NASDAQ”) stating that the Company has not regained compliance with the minimum $10,000,000 stockholders’ equity requirement for continued listing set forth in NASDAQ Marketplace Rule 4450(a)(3). The staff determination letter further states that the Company’s common stock will be delisted on January 16, 2008, unless the Company requests a hearing to appeal the determination to delist its common stock to a NASDAQ Listing Qualifications Panel (the “Panel”). The Company plans to request such a hearing with the Panel, which will automatically stay the delisting until the Panel reaches a decision. The Panel will typically hold a hearing to consider an appeal within 45 days after the appeal is made, and it may take up to 30 days after the hearing for the Panel to make a decision on the appeal.

At the hearing, the Company intends to present a plan for its continued listing on the NASDAQ Global Market. There can be no assurance that the Panel will grant the Company’s request for continued listing on the NASDAQ Global Market. [If the Panel determines not to continue to list the Company’s common stock on the NASDAQ Global Market, the Company intends to request that the Panel permit the Company to transfer its common stock to the NASDAQ Capital Market. The Company currently complies with all the requirements for initial listing on the NASDAQ Capital Market, except for the $1.00 minimum closing bid price.] In lieu of filing the appeal, the Company can apply for continued listing on the NASDAQ Capital Market by January 14, 2008. Under the rules of the NASDAQ Capital Market, if the Company’s application to the NASDAQ Capital Market is accepted, the Company would have an additional grace period of 180 days to comply with the $1.00 minimum closing bid price requirement of the NASDAQ Capital Market. If transferred to the NASDAQ Capital Market, the Company cannot provide assurance that in the future it will continue to meet the initial listing requirements of the NASDAQ Capital Market.

The Company cannot provide assurance that the Panel will permit the Company to transfer its common stock to the NASDAQ Capital Market. If the Panel does not permit the Company to transfer to the NASDAQ Capital Market and determines to delist the Company, the common stock may trade on the National Association of Securities Dealers’ OTC Bulletin Board. However, the Company’s common stock would not be immediately eligible to trade on the OTC Bulletin Board unless an independent market-maker (not the Company) makes an application to register in and quote the common stock in accordance with the Securities and Exchange Commission’s rules and such application is cleared. In the event of a delisting, the Company intends to request that a market-maker make an application to register in and quote the Company’s common stock on the OTC Bulletin Board, but there can be no assurance that a market–maker will make such application or that such application will be approved.

A copy of the Company’s press release announcing the Company’s plan to appeal the staff determination letter is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated January 11, 2008, relating to the receipt of the staff determination letter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTA INCORPORATED
By:	/s/ RICHARD J. MORAN
Name:	Richard J. Moran
Title:	Senior Vice President, Chief Financial Officer and Corporate Secretary

Dated: January 11, 2008